EXHIBIT 31.2
CERTIFICATION OF
PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, Jacob Schub, the Secretary, Principal Financial and Accounting Officer and Director of Global Dynamics Corp. (“Global Dynamics”), certify that:

1.      I have reviewed this Annual Report on Form 10-K of Global Dynamics for the year ended December 31, 2008;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Global Dynamics as of, and for, the periods presented in this report;

4.      As Global Dynamics’ certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Global Dynamics and have:

a.      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Global Dynamics, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.      Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.      Evaluated the effectiveness of Global Dynamics’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.      Disclosed in this report any change in Global Dynamics’s internal control over financial reporting that occurred during Global Dynamics most recent fiscal quarter (Global Dynamics’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Global Dynamics’s internal control over financial reporting; and

5.      As Global Dynamics’ certifying officer, I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Global Dynamics auditors and the audit committee of Global Dynamics’s board of directors (or persons performing the equivalent functions):

a.      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Global Dynamics’ ability to record, process, summarize and report financial information; and

b.      Any fraud, whether or not material, that involves management or other employees who have a significant role in Global Dynamics’ internal control over financial reporting.

GLOBAL DYNAMICS CORP.

 Date: February 25, 2009                                                                                      By: /s/ Jacob Schub
Name: Jacob Schub
Title: Secretary and Director (Principal Financial andAccounting Officer)